 Exhibit 99.1

 APOLLO MEDICAL HOLDINGS REPORTS 72% REVENUE INCREASE YEAR OVER YEAR FOR THE THIRD QUARTER OF 2018

Alhambra, CA and Glendale, CA – (PR Newswire) – November 14, 2018 – Apollo Medical Holdings, Inc. (“ApolloMed” or “the Company”) (NASDAQ: AMEH), an integrated population health management company, today announced its consolidated 3rd Quarter financial results for the three and nine months ended September 30, 2018.

Financial Highlights for the Three Months Ended September 30, 2018 Compared to the Three Months Ended September 30, 2017 (unaudited):

▪	Total revenue of $167.3 million for the three months ended September 30, 2018 as compared to total revenue of $97.1 million in the comparable period of 2017, an increase of 72%.

▪	Income from operations of $56.6 million for the three months ended September 30, 2018 as compared to $21.3 million in the comparable period of 2017, an increase of 166%.

▪	Net income attributable to Apollo Medical Holdings, Inc. of $9.1 million for the three months ended September 30, 2018 as compared to $5.6 million in the comparable period of 2017, an increase of 62%.

▪	As of September 30, 2018, the Company had total assets of $551.9 million, including cash and cash equivalents of $119.8 million.

“We are very pleased with our performance in the 3rd quarter, as the team maintained strong momentum and delivered outstanding results,” stated Eric Chin, Chief Financial Officer of ApolloMed. “Highlights of this quarter include net revenue increases of 72% year-over-year, net income attributable to Apollo Medical Holdings, Inc. increase of 62% year-over-year and quarterly net income attributable to Apollo Medical Holdings, Inc. increase of 242% when compared to our 2nd quarter of 2018, as well as a solid balance sheet.”

“We are very pleased with the progress of our long-term growth initiatives, especially with our continued organic revenue growth,” stated Warren Hosseinion, M.D., Co-Chief Executive Officer of ApolloMed. “We believe the strength and differentiation of our population health management platform provides us with the foundation to deliver sustainable, long-term shareholder value.”

“The healthcare industry is rapidly shifting to a risk-based, accountable care model, a model which we have been executing on for many years,” stated Thomas Lam, M.D., Co-Chief Executive Officer of ApolloMed. “We have full confidence in our strategy, our team and our company to succeed in this changing environment.”

“We continue to successfully execute on our growth strategies, leveraging our strong reputation as a trusted partner to all stakeholders in the care continuum,” stated Kenneth Sim, M.D., Executive Chairman of ApolloMed. “By consistently delivering excellent inpatient and outpatient services for our patients and our hospital, health plan and IPA partners, we believe we are well positioned for continued growth for the rest of this year and in 2019.”

For more details on ApolloMed’s September 30, 2018 quarter end results, please refer to the Company’s Quarterly Report on Form 10-Q to be filed with the U.S. Securities Exchange Commission (“SEC”) and accessible at www.sec.gov.

APOLLO MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30, 2018	December 31, 2017

Assets

Current assets
Cash and cash equivalents	$119,779,499	$99,749,199
Restricted cash – short-term	4,218,176	18,005,661
Fiduciary cash	3,434,409	2,017,437
Investment in marketable securities	1,141,890	1,143,095
Receivables, net	70,084,171	20,117,304
Prepaid expenses and other current assets	4,175,308	3,126,866

Total current assets	202,833,453	144,159,562

Noncurrent assets
Land, property and equipment, net	12,909,206	13,814,306
Intangible assets, net	90,762,980	103,533,558
Goodwill	189,604,746	189,847,202
Loans receivable – related parties	7,500,000	5,000,000
Loan receivable	5,000,000	10,000,000
Investment in a privately held entity that does not report net asset value per share	405,000	-
Investments in other entities – equity method	24,122,895	21,903,524
Investment in joint venture – equity method	16,673,840	-
Restricted cash – long-term	745,412	745,235
Other assets	1,341,337	1,632,406

Total noncurrent assets	349,065,416	346,476,231

Total assets	$551,898,869	$490,635,793

APOLLO MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Continued)

(UNAUDITED)

	September 30, 2018	December 31, 2017

Liabilities, Mezzanine Equity and Stockholders’ Equity

Current liabilities
Lines of credit, short-term	$-	$5,025,000
Accounts payable and accrued expenses	44,974,805	13,279,620
Incentives payable	5,000,000	21,500,000
Fiduciary accounts payable	3,434,409	2,017,437
Medical liabilities	33,505,423	63,972,318
Income taxes payable	1,285,653	3,198,495
Bank loan	159,906	510,391
Dividends payable	3,784,088	-
Capital lease obligations	100,982	98,738

Total current liabilities	92,245,266	109,601,999

Noncurrent liabilities
Lines of credit, long-term	13,000,000	-
Deferred tax liability	34,651,670	24,916,598
Liability for unissued equity shares	1,185,025	1,185,025
Dividends payable	-	18,000,000
Capital lease obligations, net of current portion	542,982	619,001

Total noncurrent liabilities	49,379,677	44,720,624

Total liabilities	141,624,943	154,322,623

Commitments and Contingencies

Mezzanine equity
Noncontrolling interest in Allied Pacific of California IPA (“APC”)	225,147,257	172,129,744

Stockholders’ equity
Series A Preferred stock, par value $0.001; 5,000,000 shares authorized (inclusive of Series B Preferred stock); 1,111,111 issued and zero outstanding	-	-
Series B Preferred stock, par value $0.001; 5,000,000 shares authorized (inclusive of Series A Preferred stock); 555,555 issued and zero outstanding	-	-
Common stock, par value $0.001; 100,000,000 shares authorized, 33,025,189 and 32,304,876 shares outstanding, excluding 1,682,110 treasury shares held by APC, at September 30, 2018 and December 31, 2017, respectively	33,025	32,305
Additional paid-in capital	162,810,695	158,181,192
Retained earnings	17,100,065	1,734,531
	179,943,785	159,948,028

Noncontrolling interest	5,182,884	4,235,398

Total stockholders’ equity	185,126,669	164,183,426

Total liabilities, mezzanine equity and stockholders’ equity	$551,898,869	$490,635,793

APOLLO MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue
Capitation, net	$90,612,720	$66,130,166	$266,834,186	$193,725,886
Risk pool settlements and incentives	57,788,932	21,498,540	89,641,885	40,994,338
Management fee income	12,851,178	6,449,329	37,297,358	19,274,141
Fee-for-service, net	5,665,053	2,729,295	19,092,631	8,437,756
Other income	362,527	326,951	1,585,623	1,349,922

Total revenue	167,280,410	97,134,281	414,451,683	263,782,043

Expenses
Cost of services	96,828,245	66,736,945	281,721,686	192,951,753
General and administrative expenses	9,032,024	4,380,878	31,481,810	15,434,640
Depreciation and amortization	4,843,037	4,764,783	14,819,627	14,407,113

Total expenses	110,703,306	75,882,606	328,023,123	222,793,506

Income from operations	56,577,104	21,251,675	86,428,560	40,988,537

Other income (expense)
Loss from equity method investments	(4,215,056)	(1,461,096)	(2,573,219)	(28,936)
Interest expense	(178,318)	(14,984)	(374,002)	(16,370)
Interest income	343,369	226,864	953,003	618,641
Change in fair value of derivative instruments	-	(406,665)	-	(278,886)
Other income	684,283	94,471	1,112,935	122,609

Total other income (expense), net	(3,365,722)	(1,561,410)	(881,283)	417,058

Income before provision for income taxes	53,211,382	19,690,265	85,547,277	41,405,595

Provision for income taxes	14,585,942	7,865,902	23,338,589	16,491,982

Net income	38,625,440	11,824,363	62,208,688	24,913,613

Net income attributable to noncontrolling interest	29,519,043	6,203,991	48,277,734	12,948,837

Net income attributable to Apollo Medical Holdings, Inc.	$9,106,397	$5,620,372	$13,930,954	$11,964,776

Earnings per share – basic	$0.28	$0.22	$0.43	$0.48

Earnings per share – diluted	$0.24	$0.20	$0.37	$0.42

Weighted average shares of common stock outstanding-basic	32,917,007	25,067,954	32,672,793	25,067,954

Weighted average shares of common stock outstanding – diluted	38,387,700	28,417,877	38,010,838	28,417,877

Note About Historical Results for Periods Prior to the Merger

As a result of the merger involving ApolloMed and Network Medical Management (“NMM”) in December 2017 (the “Merger”), NMM is now a wholly-owned subsidiary of ApolloMed. Although ApolloMed was the legal acquirer in the Merger, for accounting purposes, the Merger is treated as a “reverse acquisition,” and NMM is considered the accounting acquirer and ApolloMed is the accounting acquiree. Accordingly, the condensed consolidated financial statements included above and the description of the Company’s results of operations for the three and nine month periods in 2017 reflect the operations of NMM and its consolidated subsidiaries and variable interest entities (“VIEs”) during those periods, and the condensed consolidated financial statements and the description of the Company’s results of operations for the three and nine month periods in 2018 reflect the combined operations of ApolloMed and NMM and its consolidated subsidiaries and VIEs. Because the financial results for the reported periods in 2017 exclude the results of ApolloMed, the foregoing results of operations in 2018 are not directly comparable to the Company’s results of operations in the 2017 periods.

Note About Consolidated Entities

The Company consolidates entities in which it has a controlling financial interest. The Company consolidates subsidiaries in which it holds, directly or indirectly, more than 50% of the voting rights, and variable interest entities (“VIEs”) in which the Company is the primary beneficiary. Noncontrolling interests represent third-party equity ownership interests (including certain VIEs) in the Company’s consolidated entities. The amount of net income attributable to noncontrolling interests is disclosed in the Company’s condensed consolidated statements of income.

Note About Stockholders’ Equity, Certain Treasury Stock and Earnings Per Share

As of the date of this press release, 648,705 shares of ApolloMed’s common stock to be issued as part of the Merger are subject to ApolloMed receiving from those former NMM shareholders a properly completed letter of transmittal (and related exhibits) before such former NMM shareholders may receive their pro rata portion of ApolloMed common stock and warrants. Pending such receipt, such former NMM shareholders have the right to receive, without interest, their pro rata share of dividends or distributions with a record date after the effectiveness of the Merger. The Company’s condensed consolidated financial statements have treated such shares of common stock as outstanding, given the receipt of the letter of transmittal is considered perfunctory and the Company is legally obligated to issue these shares as of the closing of the Merger.

Shares of ApolloMed’s common stock owned by Allied Physicians of California IPA (d.b.a. Allied Pacific of California IPA), a variable interest entity of the Company, are legally issued and outstanding but excluded from shares of common stock outstanding in the Company’s condensed consolidated financial statements, as such shares are treated as treasury shares for accounting purposes. Such shares, therefore, are not included in the number of shares of common stock outstanding used to calculate the Company’s earnings per share.

About Apollo Medical Holdings, Inc.

ApolloMed is a leading physician-centric integrated population health management company, which, together with its subsidiaries, including a Next Generation Accountable Care Organization (“NGACO”), and its affiliated independent practice associations (“IPAs”) and management services organizations (“MSOs”), are working to provide coordinated, outcomes-based high-quality medical care for patients, particularly senior patients and patients with multiple chronic conditions, in a cost-effective manner.  ApolloMed focuses on addressing the healthcare needs of its patients by leveraging its integrated health management and healthcare delivery platform that includes NMM (MSO),  Apollo Medical Management (MSO), ApolloMed Hospitalists, APA ACO (NGACO), Allied Physicians of California (IPA) and Apollo Care Connect (Digital Population Health Management Platform)..  For more information, please visit www.apollomed.net.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as statements about the Company’s continued growth, ability to delivery sustainable long-term value, ability to respond to the changing environment, operational focus, strategic growth plans, and merger integration efforts. Forward-looking statements reflect current views with respect to future events and financial performance and therefore cannot be guaranteed. Such statements are based on the current expectations and certain assumptions of the Company's management, and some or all of such expectations and assumptions may not materialize or may vary significantly from actual results. Actual results may also vary materially from forward-looking statements due to risks, uncertainties and other factors, known and unknown, including the risk factors described from time to time in the Company's reports to the SEC, including without limitation the risk factors discussed in the Company's Annual Report on Form 10-K filed with the SEC on April 2, 2018.

For More Information, PLEASE CONTACT:

Warren Hosseinion, M.D.
Co-Chief Executive Officer
Apollo Medical Holdings, Inc.
(818) 839-5200
warrenhoss@apollomed.net